UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Principal Officer and Director.

Effective August 16, 2007, Steven T. Walsh resigned as the President and Chief Executive Officer of FNBH Bancorp, Inc. (the “Corporation”) and its wholly owned subsidiary bank, First National Bank in Howell (the “Bank”). Mr. Walsh also resigned from the Board of Directors of both the Corporation and the Bank.

(c)	Appointment of Principal Officer.

The Corporation has appointed James R. McAuliffe as President and Chief Executive Officer of the Corporation and the Bank, effective August 17, 2007. Mr. McAuliffe is 63 years old and has served on the Board of Directors of both the Corporation and the Bank since 1998. Mr. McAuliffe is the former President of Citizen’s Insurance Company, a Michigan-based insurance company that is unaffiliated with the Corporation. He served as President and CEO of Citizen’s from 1994 to 2000, when he retired.

There is no arrangement or understanding between Mr. McAuliffe and any other person pursuant to which he was or is to be selected as an officer and director of the Corporation or the Bank. Mr. McAuliffe is not related to any other executive officer or director of the Corporation or the Bank or any person nominated or chosen by the Corporation or the Bank to become a director or executive officer.

Except as disclosed below, there have been no transactions since January 1, 2006, nor are there any currently proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. McAuliffe had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. McAuliffe may be a customer of the Bank and may have had transactions with the Bank in the ordinary course of business since 2006. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve an unusual risk of collectibility or present other unfavorable features, and were made in compliance with applicable banking regulations.

Item 9.01	Financial Statements and Exhibits.

Attached is a copy of the Press Release announcing the change in management, dated August 17, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2007	FNBH BANCORP, INC. By /s/ W. Rickard Scofield —————————————— W. Rickard Scofield Chairman of the Board of Directors

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